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                                                                    EXHIBIT 10.2

                         UNITED BANCORP, INC. FORM 10-K

                              UNITED BANCORP, INC.

                           SPECIAL SEVERANCE AGREEMENT

      Agreement made as of the _____ day of _____________________, 199___
between United Bancorp, Inc. (the "Company") and Randall M. Greenwood (the "Executive").

                               W I T N E S S E T H

      WHEREAS, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

      The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of certain members of the Company's management to their assigned duties in the face of potential circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated.

      In order to induce the Executive to remain in the employ of the Company and in consideration of the agreement set forth in Subsection 2(ii) hereof, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event of a "change in control of the Company" (as defined in Section 2 hereof) and employment of the Executive is subsequently terminated under the circumstances described below.

      1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1996; provided, however, that commencing January 1, 1997, and each January 1st thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless not later than June 30 of 1996 and any year after, the Company shall have given notice that it does not wish to extend this Agreement; and provided, further that notwithstanding any such notice by the Company not to extend, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the term provided herein if a change in control of the Company, as defined in Section 2 hereof, shall have occurred during such term.

      2. Change in Control. (i) No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below, and the Executive employment by the Company shall thereafter have been terminated in accordance with Section 3 below. For purposes of this Agreement, a "change in control of the Company" shall mean a change in

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                         UNITED BANCORP, INC. FORM 10-K

control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (B) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; or (C) the business of the Company for which your services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.

      (ii) For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if (A) the Company enters into an agreement which provides for or contemplates a change in control of the Company;
(B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company; (C) the Board adopts a resolution to the effect that a potential change in control of the Company for purposes of this Agreement has occurred. Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company, he will remain in the employ of the Company for not less than one (1) year following the initial occurrence of such a potential change in control of the Company.

      3. Termination Following Change in Control. If any of the events described in Section 2 hereof constituting a change in control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in Section 4 hereof upon the subsequent termination of employment during the term of this Agreement unless such termination is (A) because of his death or retirement, (B) by the Company for cause or disability or (C) by him other than for good reason.

      (i) Disability; Retirement. If, as a result of incapacity due to physical or mental illness, the Executive shall have been absent from duties with the Company on a full-time basis for six (6) consecutive months, and within thirty
(30) days after written notice of termination is given, he shall not have returned to the full-time performance of duties, the Company may terminate employment for "disability." Termination of employment based on "retirement" shall mean termination in accordance with the Company's retirement policy, generally applicable to its salaried employees or in accordance with any retirement arrangement with respect to the Executive established with his consent.

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                         UNITED BANCORP, INC. FORM 10-K

       (ii) Cause. Termination by the Company of your employment for "cause" shall mean termination upon (A) the willful and continued failure by the Executive substantially to perform duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination for good reason), after a demand for substantial performance is delivered by the Board which specifically identifies the manner in which the Board believes that duties have not been substantially performed, or (B) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company. For purposes of this Subsection, no act, or failure to act, shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

      (iii) Good Reason. The Executive shall be entitled to terminate employment for good reason. For purposes of this Agreement, "good reason" shall, without express written consent, mean:

         (A) the assignment of any duties inconsistent with his status as an executive of the Company or a substantial alteration in the nature or status of responsibilities from those in effect immediately prior to a change in control of the Company;

         (B) a reduction by the Company in annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all executives of the Company and all executives of any person in control of the Company;

         (C) the relocation of Executive's offices to a location more than fifty
(50) miles from their present location;

         (D) the failure by the Company to continue in effect any current compensation plan or program in which the Executive participates, or any substitute plans adopted prior to the change in control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to each such plan in connection with the change in control of the Company, or the failure by the Company to continue the Executive's participation therein;

         (E) the failure by the Company to continue to provide benefits substantially similar to those enjoyed under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of a change in control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the change in control of the Company, or the failure by the Company to provide the number of paid vacation days on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the change in control; or

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                         UNITED BANCORP, INC. FORM 10-K

          (F) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in
Section 5 hereof.

      (iv) Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination employment under the provision so indicated.

      (v) Date of Termination, Etc. "Date of Termination" shall mean (A) if employment is terminated for disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of duties on a full-time basis during such thirty (30) day period), and (B) if employment is terminated pursuant to Subsection (ii) or (iii) above or for any other reason, the date specified in the Notice of Termination (which, in the case of a termination pursuant to Subsection (ii) above shall not be less than thirty (30) days, and in the case of a termination pursuant to Subsection
(iii) above shall not be more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided that if within thirty (30) days after any Notice of Termination is given the party receiving such notice of termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgement, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement and, except as provided in Subsection 4(v) below, shall not be offset against or reduce any other amounts due under this Agreement.

      4. Compensation Upon Termination or During Disability.

            (i) During any period that the Executive fails to perform duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive full base salary at the rate then in effect and all compensation, including under the Annual Incentive Plan or any other bonus or compensation plan or policy, paid during the period until this Agreement is terminated pursuant to Subsection 3(I) hereof. Thereafter, benefits shall be determined in accordance with the Company's disability program then in effect.

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                         UNITED BANCORP, INC. FORM 10-K

            (ii) If the Executive retires pursuant to Subsection 3(i) hereof, this agreement is terminated.

            (iii) If employment shall be terminated for Cause, the Company shall pay full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations under this Agreement.

            (iv) If employment by the Company shall be terminated (a) by the Company other than for Cause, Retirement or Disability or (b) for Good Reason, then the Executive shall be entitled to the benefits provided below:

            (A) the Company shall pay full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

            (B) in lieu of any further salary payments for periods subsequent to the Date of Termination, the Company shall pay as severance pay, not later than the fifth day following the Date of Termination, a lump sum severance payment equal to one times the sum of (I) annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination given in respect thereof and (ii) the amount of any bonus paid pursuant to the Annual Incentive Plan in the year preceding that in which the Date of Termination occurs. Such payment shall be reduced as appropriate, to not exceed the amount equal to a fraction of this payment, the numerator of which is the number of full months remaining to the Executive's normal retirement date and the denominator of which is (12, 24 or 36).

            (C) notwithstanding any provision of the Annual Incentive Plan, the Company shall pay, not later than the fifth day following the Date of Termination, a lump sum amount equal to the sum of (I) any incentive compensation which has been allocated for the fiscal year preceding that in which the Date of Termination occurs but which has not yet been paid, and (ii) any award under the Annual Incentive Plan which has not yet been paid for any period which has closed prior to the Date of Termination.

            (D) The Company shall also pay all legal fees and expenses incurred as a result of the termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

            (v) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 4 be reduced by any compensation earned as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise, and in Subsection 4(vi) below.

            (vi) In the event that any payment or benefit (whether payable pursuant to the terms of this Agreement or otherwise) would not be deductible because of Section 280G of the

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                         UNITED BANCORP, INC. FORM 10-K

Internal Revenue Code of 1954, as amended (the "Code"), the aggregate amount payable hereunder shall be reduced, so that after giving effect to such reduction, no payment made or benefit under the terms of this Agreement will not be deductible because of Section 280G of the Code. In determining whether any payment under the terms of this Agreement would not be deductible under Section 280G of the Code, all present and future payments and benefits shall be included (and, in the case of stock option, other non-cash benefits or deferred cash payments, shall be valued by a national independent accounting firm (at the Company's expense) acceptable to the Executive in accordance with the principles of Sections 280G(d) (3) and (4) of the Code and any regulations promulgated thereunder) except payments and benefits which, in the written opinion of independent tax counsel selected by a national independent accounting firm and acceptable to the Executive, do not constitute "parachute payments" within the meaning of Section 280G(b) (2) of the Code.

      5. Successors; Binding Agreement. (I) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would have been entitled hereunder if employment is terminated for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            (ii) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      6. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid.

      7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio applicable to instruments under seal.

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                         UNITED BANCORP, INC. FORM 10-K

      8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereunder affixed on the day and year first above written, and the Executive has hereunto set his hand and seal on the day and year specified.

ATTEST:
UNITED BANCORP, INC.                      EXECUTIVE

By__________________________________      By_________________________________
    (Name and Title)                          (Name)